Exhibit 21.1
F45 Training Holdings Inc.
List of Significant Subsidiaries

Legal Name                        State or Other Jurisdiction of Incorporation
2M Hold Co Pty Ltd                    Australia
Avalon House Holdings, Inc.                Delaware, U.S
Avalon House, Inc.                     Delaware, U.S.
Avalon House Pty Ltd                    Australia
F45 Aus Hold Co Pty Ltd                    Australia
F45 Holdings Pty Ltd                    Australia
F45 India Private Limited                India
F45 Operations Inc.                    Delaware, U.S.
F45 Operations (Australia) Pty Ltd            Australia
F45 ROW Hold Co Pty Ltd                Australia
F45 Training Asia Private Ltd.                Singapore
F45 Training Canada Limited                Canada
F45 Training Incorporated                Delaware, U.S.
F45 Training Pty Ltd                    Australia
F45 U LLC                        Delaware, U.S.
F45 United LLC                        Delaware, U.S.
Flyhalf Australia Holding Company Pty Ltd        Australia
Flyhalf Acquisition Company Pty Ltd            Australia
FS8 Holdings, Inc.                    Delaware, U.S.
FS8, Inc.                        Delaware, U.S.
FS8 Pty Ltd                        Australia
Functional 45 Training Limited                Ireland
Malibu Crew Holdings, Inc.                Delaware, U.S.
Malibu Crew, Inc.                    Delaware, U.S.
Malibu Crew Pty Ltd                    Australia

Rollex Health Pty Ltd                    Australia
Surf & Turf Holdings Pty Ltd                Australia
Vive Active Brookvale Pty Ltd                Australia
Vive Active Double Bay Pty Ltd                Australia
Vive Active Neutral Bay Pty Ltd                Australia
CLF High Street Limited England and Wales